EXHBIT 23

INDEPENDENT AUDITORS' CONSENT

I consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85555) pertaining to PrintOnTheNet.com, Inc.'s 1999 Stock Incentive Plan of (i) my report dated December 17, 1999 on my audit of the financial statements of PrintAmerica Interactive, Inc. as of and for the year ended December 31, 1998, (ii) my report dated December 17, 1999 on my audit of the financial statements of PrintAmerica Interactive, Inc. as of and for the year ended December 31, 1997, both of which are included in PrintOnTheNet.com, Inc.'s Form 8-K dated January 13, 2000, and, additionally, (iii) my report dated December 17, 1999, and June 8, 2000 with respect to Notes 8, 9 and 13, on my audit of the financial statements of PrintAmerica Interactive, Inc. and Subsidiary as of and for the year ended December 31, 1998, and (iv) my report dated December 17, 1999 on my audit of the financial statements of PrintAmerica Interactive, Inc. as of and for the year ended December 31, 1997, both of which are included in PrinOnTheNet.com, Inc.'s Form 8-K/A dated November 8, 2000.


Esteban Brown CPA, PA
Miami, FL 33156
November 8, 2000


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